EXHIBIT 11 UNDER FORM N-1A
                                         EXHIBIT 23 UNDER ITEM 601/REG. S-K



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement of the BT Advisor Funds (comprised of the Capital Appreciation, Global High Yield Securities, International Equity, Latin American Equity, Pacific Basin Equity and Small Cap Funds) on Form N-1A of our report dated October 29, 1996 on our audit of the financial statements and financial highlights of the International Equity Portfolio, which report is included in the Annual Report to Shareholders for the year ended September 30, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption `Counsel and Independent Accountant.''



                                   /s/ Coopers & Lybrand L.L.P.
                                   COOPERS & LYBRAND L.L.P.


Kansas City, Missouri
October 30, 1996